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Bill Creekmuir Simmons Bedding Company 770.392.2598	Gerry Costigan Simmons Canada 905.671.1033	Alan Oshiki Broadgate Consultants 212.232.2354

FOR IMMEDIATE RELEASE

SIMMONS BEDDING COMPANY COMPLETES ACQUISITION OF SIMMONS CANADA

ATLANTA, GEORGIA and MISSISSAUGA, ONTARIO (November 15, 2006) - Simmons Bedding Company, a subsidiary of Simmons Company and a leading manufacturer of premium-branded bedding products in the United States, has completed its previously announced acquisition of Simmons Canada Inc. from SCI Income Trust (“SCI”) (TSX - SMN.UN).

Simmons Bedding Company paid C$16.25 per SCI unit, or C$136.8 million in aggregate, which will be distributed to SCI unitholders. The transaction was approved at a special meeting of SCI unitholders on November 14, 2006.

Simmons Company also announced that Simmons Canada’s President and Chief Executive Officer, Terry Pace, is retiring effective today. Mr. Pace is leaving Simmons Canada after more than twenty years of service.

“We are extremely appreciative of the contributions Terry has made to Simmons’ North American presence and we wish him the best that retirement has to offer,” said Charlie Eitel, Chairman and Chief Executive Officer of Simmons Company.

About Simmons Bedding Company

Atlanta-based Simmons Bedding Company, a subsidiary of Simmons Company, is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest®, BackCare®, Beautyrest Black™, Natural Care™ Latex, BackCare Kids® and Deep Sleep®. It operates 17 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States and Puerto Rico. Simmons Bedding Company is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the company's website at www.simmons.com.

About Simmons Canada Inc.

Simmons Canada Inc., an operating company wholly owned by Simmons Bedding Company, is a leading manufacturer of mattresses and foundations in Canada. The company manufactures five nationally-known brand names of mattresses, Beautyrest® (now featuring Evolution the Non-Flip Pocket Coil®), BackCare®, Beautysleep®, Dreamscapes and sang™ as well as manufacturing and distributing the Obus Forme line of mattresses and foundations under license. Simmons Canada also contracts the manufacture of Hide-A-Bed® convertible sofas and other upholstery products and high quality furniture. Simmons Canada services its customers from factories in Vancouver, Calgary, Toronto and Montreal. For more information, visit Simmons Canada's website at http://www.simmonscanada.com.

“Safe Harbor” Statement under the United States Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements that reflect Simmons Company’s current views about future events and financial performance.  Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements.  The forward-looking statements in this press release speak only as of the date of this release.  These forward-looking statements are expressed in good faith and Simmons Company believes there is a reasonable basis for them.  However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons Company’s expectations.  These factors include, but are not limited to: (i) competitive pricing pressures in the bedding industry; (ii) legal and regulatory requirements; (iii) the success of new products; (iv) Simmons Company’s relationships with and viability of its major suppliers; (v) fluctuations in Simmons Company’s costs of raw materials; (vi) Simmons Company’s relationship with significant customers and licensees; (vii) Simmons Company’s ability to increase prices on its products and the effect of these price increases on its unit sales; (viii) an increase in Simmons Company’s return rates and warranty claims; (ix) Simmons Company’s labor relations; (x) departure of Simmons Company’s key personnel; (xi) encroachments on Simmons Company’s intellectual property; (xii) Simmons Company’s product liability claims; (xiii) Simmons Company’s level of indebtedness; (xiv) interest rate risks; (xv) compliance with covenants in Simmons Company’s debt agreements; (xvi) Simmons Company’s future acquisitions; (xvii) Simmons Company’s ability to successfully integrate Simmons Canada into its operations; (xviii) the loss of key personnel at Simmons Canada as a result of Simmons Company’s acquisition of Simmons Canada; (xix) Simmons Company’s ability to achieve the expected benefits from any personnel realignments; and (xx) other risks and factors identified from time to time in Simmons Company’s reports filed with the Securities and Exchange Commission. Simmons Company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.

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